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Exhibit 99.1

Contacts:
Kyle Kuvalanka (investors)	Lisa Adler (media)
(617) 761-4734	(617) 444-3285

MILLENNIUM ANNOUNCES VELCADE® (BORTEZOMIB) FOR INJECTION
FIRST-QUARTER 2008 U.S. NET SALES

—Strong U.S. sales growth to $83.5 million, up 13 percent over fourth-quarter 2007 and
42 percent over first-quarter 2007—

CAMBRIDGE, Mass., April 10, 2008—Millennium Pharmaceuticals, Inc. (Nasdaq: MLNM) today announced first-quarter 2008 U.S. net sales of $83.5 million for its flagship product VELCADE, the global market leader for the treatment of patients with relapsed multiple myeloma. These results represent a 13 percent increase over fourth-quarter 2007 and a 42 percent increase over the first-quarter 2007, significantly exceeding the U.S. Wall Street analyst consensus estimate.

"VELCADE sales continue to strengthen, driven primarily by greater use in patients with relapsed multiple myeloma," said Deborah Dunsire, M.D., President and Chief Executive Officer, Millennium. "We expect to see further sales acceleration should the FDA approve VELCADE for, and after we begin to promote for use in patients with, newly diagnosed multiple myeloma. The FDA decision date is June 20, 2008. We believe an approval could potentially double the number of patients with multiple myeloma eligible to benefit from VELCADE."

About VELCADE

        VELCADE is being co-developed by Millennium Pharmaceuticals, Inc. and Johnson & Johnson Pharmaceutical Research & Development, L.L.C. (J&JPRD). Millennium is responsible for commercialization of VELCADE in the U.S. and Janssen-Cilag is responsible for commercialization in Europe and the rest of the world. Janssen Pharmaceutical K.K. is responsible for commercialization in Japan. For a limited period of time, Millennium and Ortho Biotech Inc. are co-promoting VELCADE in the U.S. VELCADE is approved in over 85 countries worldwide. More than 85,000 patients have been treated with VELCADE globally.

        In the U.S., VELCADE is indicated for the treatment of patients with multiple myeloma who have received at least one prior therapy. VELCADE is also indicated for the treatment of patients with mantle cell lymphoma who have received at least one prior therapy. VELCADE is contraindicated in patients with hypersensitivity to bortezomib, boron, or mannitol. VELCADE should be administered under the supervision of a physician experienced in the use of antineoplastic therapy. In the European Union and many other countries worldwide, VELCADE is approved for patients with multiple myeloma after first relapse.

        Risks associated with VELCADE therapy include new or worsening peripheral neuropathy, hypotension observed throughout therapy, cardiac and pulmonary disorders, gastrointestinal adverse events, thrombocytopenia, neutropenia and tumor lysis syndrome. Women of childbearing potential should avoid becoming pregnant while being treated with VELCADE. Cases of severe sensory and motor peripheral neuropathy have been reported. The long-term outcome of peripheral neuropathy has not been studied in mantle cell lymphoma. Acute development or exacerbation of congestive heart failure, and/or new onset of decreased left ventricular ejection fraction has been reported, including reports in patients with few or no risk factors for decreased left ventricular ejection fraction. There have been rare reports of acute diffuse infiltrative pulmonary disease of unknown etiology such as pneumonitis, interstitial pneumonia, lung infiltration and Acute Respiratory Distress Syndrome in patients receiving VELCADE. Some of these events have been fatal. A higher proportion of these events have been reported in Japan. There have been rare reports of Reversible Posterior Leukoencephalopathy Syndrome (RPLS) in patients receiving VELCADE. RPLS is a rare, reversible, neurological disorder which can present with seizure, hypertension, headache, lethargy, confusion, blindness, and other visual and neurological disturbances. VELCADE is associated with thrombocytopenia and neutropenia. There have been reports of gastrointestinal and intracerebral hemorrhage in association with VELCADE. Transfusions may be considered. Complete blood counts (CBC) should be frequently monitored during treatment with VELCADE. Rare cases of acute liver failure have been reported in patients receiving multiple concomitant medications and with serious underlying medical conditions.

        Integrated Safety Data:    Safety data from Phase 2 and 3 studies of single-agent VELCADE 1.3 mg/m2/dose twice weekly for 2 weeks followed by a 10-day rest period in 1163 patients with multiple myeloma (N=1008) and mantle cell lymphoma (N=155) were integrated and tabulated. In these studies, the safety profile of VELCADE was similar in patients with multiple myeloma and mantle cell lymphoma. In the integrated analysis, the most commonly reported adverse events were asthenic conditions (including fatigue, malaise, and weakness) (64%), nausea (55%), diarrhea (52%), constipation (41%), peripheral neuropathy NEC (including peripheral sensory neuropathy and peripheral neuropathy aggravated) (39%), thrombocytopenia and appetite decreased (including anorexia) (each 36%), pyrexia (34%), vomiting (33%), and anemia (29%). Twenty percent (20%) of patients experienced at least 1 episode of ≥Grade 4 toxicity, most commonly thrombocytopenia (5%) and neutropenia (3%). A total of 50% of patients experienced serious adverse events (SAEs) during the studies. The most commonly reported SAEs included pneumonia (7%), pyrexia (6%), diarrhea (5%), vomiting (4%), and nausea, dehydration, dyspnea and thrombocytopenia (each 3%). Adverse events thought by the investigator to be drug-related and leading to discontinuation occurred in 22% of patients. The reasons for discontinuation included peripheral neuropathy (8%), asthenic conditions (3%) and thrombocytopenia and diarrhea (each 2%). In total, 2% of the patients died and the cause of death was considered by the investigator to be possibly related to study drug: including reports of cardiac arrest, congestive heart failure, respiratory failure, renal failure, pneumonia and sepsis. This integrated analysis does not include the Phase 3, VELCADE plus DOXIL study.

        For more information about VELCADE clinical trials, patients and physicians can contact the Millennium Medical Product Information Department at 1-866-VELCADE (1-866-835-2233).

        Millennium Pharmaceuticals, Inc., a leading biopharmaceutical company based in Cambridge, Mass., markets VELCADE, a novel cancer product, and has a robust clinical development pipeline of product candidates. Millennium's research, development and commercialization activities are focused in two therapeutic areas: oncology and inflammation. By applying its knowledge of the human genome, understanding of disease mechanisms and industrialized drug discovery platform, Millennium is developing an exciting pipeline of innovative product candidates. Millennium's website is www.millennium.com. Millennium has announced that it has entered into an Agreement and Plan of Merger, dated as of April 10, 2008, with Takeda America Holdings, Inc., a New York corporation ("Takeda"), and Mahogany Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of Takeda ("Merger Sub"), pursuant to which Merger Sub will make a cash tender offer (the "Offer") to purchase all of the issued and outstanding shares of Millennium common stock, and Millennium will become a wholly-owned subsidiary of Takeda.

Use of Forward-Looking Statements

        This material contains "forward-looking statements" that involve significant risks and uncertainties. All statements other than statements of historical fact are statements that could be deemed forward-

looking statements, including: statements regarding the Company's growth, future operating results, discovery, development of products and strategic alliances; statements regarding the potential number of patients eligible to benefit from VELCADE; statements regarding the merger agreement between Millennium and Takeda; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. Employees, investors and security holders are cautioned not to place undue reliance on these forward-looking statements. Actual results could differ materially from those currently anticipated due to a number of risks and uncertainties. Risks and uncertainties that could cause Millennium's results to differ from expectations include: adverse results in its drug discovery and clinical development programs; failure to obtain patent protection for its discoveries; commercial limitations imposed by patents owned or controlled by third parties; Millennium's dependence upon strategic alliance partners to develop and commercialize products and services based on its work; difficulties or delays in obtaining regulatory approvals to market products and services resulting from its development efforts; product withdrawals; competitive factors; difficulties or delays in manufacturing Millennium's products; government and third-party reimbursement rates; the commercial success of VELCADE and INTEGRILIN® (eptifibatide) Injection; achieving revenue consistent with internal forecasts; the requirement for substantial funding to conduct research and development and to expand commercialization activities; uncertainties as to the timing of the transactions contemplated by the merger agreement; uncertainties as to how many of the Millennium's stockholders will tender their stock in the Offer; the risk that competing offers will be made; the possibility that various closing conditions for the transactions contemplated by the merger agreement may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the transactions; the effects of disruption from the transactions making it more difficult to maintain relationships with employees, licensees, other business partners or governmental entities; other business effects, including the effects of industry, economic or political conditions outside of Millennium's or Takeda's control; transaction costs; actual or contingent liabilities; and other risks and uncertainties discussed in documents filed with the U.S. Securities and Exchange Commission by Millennium, as well as the tender offer documents to be filed by Merger Sub and Takeda and the Solicitation/Recommendation Statement to be filed by Millennium. Neither Millennium, Takeda nor Merger Sub undertakes any obligation to update any forward-looking statements as a result of new information, future developments or otherwise.

Additional Information and Where to Find It

        The tender offer for the outstanding common stock of Millennium referred to in this material has not yet commenced. This material is neither an offer to purchase nor a solicitation of an offer to sell any securities. The solicitation and the offer to buy shares of Millennium's common stock will be made pursuant to an offer to purchase and related materials that Takeda intends to file with the U.S. Securities and Exchange Commission. At the time the tender offer is commenced, Takeda will file a Tender Offer Statement on Schedule TO with the U.S. Securities and Exchange Commission, and thereafter Millennium will file a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. THE TENDER OFFER STATEMENT (INCLUDING AN OFFER TO PURCHASE, A RELATED LETTER OF TRANSMITTAL AND OTHER OFFER DOCUMENTS) AND THE SOLICITATION/RECOMMENDATION STATEMENT WILL CONTAIN IMPORTANT INFORMATION THAT SHOULD BE READ CAREFULLY AND CONSIDERED BEFORE ANY DECISION IS MADE WITH RESPECT TO THE TENDER OFFER. These materials will be sent free of charge to all stockholders of Millennium. In addition, all of these materials (and all other materials filed by Millennium with the U.S. Securities and Exchange Commission) will be available at no charge from the U.S. Securities and Exchange Commission through its website at www.sec.gov. Investors and security holders may also obtain free copies of the documents filed with the U.S. Securities and Exchange Commission by Millennium at www.millennium.com.

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        Editors' Note: This press release is also available under the Media section of the Company's website at: www.millennium.com.

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  Exhibit 99.1